UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015 (October 21, 2015)

AMSURG CORP.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2015, AmSurg Corp., a Tennessee corporation (the “Company”) entered into an incremental agreement to its Credit Agreement, dated July 16, 2014 (the “Credit Agreement”), with the lenders party thereto to obtain a $200,000,000 Incremental Revolving Credit Commitment Increase (as defined in the Credit Agreement) to be provided by the lenders party thereto. No changes were made to the terms and conditions of the Credit Agreement.

The foregoing summary of the incremental agreement to the Credit Agreement is subject to, and qualified in its entirety by, the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 21, 2015, the Company entered into an incremental agreement to its Credit Agreement, the material terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)    10.1    Incremental Agreement No. 1, dated October 21, 2015, by and among the Company,
Citibank, N.A., as administrative agent and the other lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President, Chief Financial Officer, and Secretary
(Principal Financial and Duly Authorized Officer)

Date:    October 27, 2015

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Incremental Agreement No. 1, dated October 21, 2015, by and among the Company, Citibank, N.A., as administrative agent and the other lenders party thereto